SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2020

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Main Street, Suite 6, Vestal, New York	13850
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the disclosures in Item 3.02 below, which are incorporated in their entirety, by reference, into this Item 1.01.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Director Grants

On June 8, 2020, the Company granted, pursuant to its Company’s 2006 Incentive Stock Option Plan (the “Plan”) a conditional stock option (the “Conditional Option”) to Mr. Jatinder S. Bhogal, a member of the Company’s Board of Directors (the “Board”) to purchase up 2,500,000 shares of the Company’s common stock at a purchase price of $2.60 per share, the closing price of the Company’s common stock on the OTC Pink Sheets on June 8, 2020 (the “Per Share Exercise Price”). The conditional stock Option is subject to the execution and delivery of a definitive employment agreement between the Company and Mr. Bhogal (the “Employment Agreement”) no later than June 30, 2020 (the “Outside Date”). Should the Employment Agreement not be signed and delivered by both parties by the Outside Date, the Conditional Option shall be deemed cancelled and null and void. The Per Share Exercise Price will be payable: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; (iii) at any time prior to the Company’s listing of any of its securities for trading on a national stock exchange, pursuant to “a net issue” or “cashless” exercise; or, (iv) or by a combination of the foregoing or by any other procedure approved by the Board.

If the Employment Agreement is signed and delivered, subject to Mr. Bhogal’s execution of a stock option agreement pertaining to the Conditional Option, the first tranche of 1,250,000 options shall vest on the date that Mr. Bhogal’s employment thereunder commences (the “Employment Commencement Date”); and the second tranche of 1,250,000 options shall vest on the day before the first anniversary date of the Employment Commencement Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 12, 2020.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name: John Conklin
Title: President and Chief Executive Officer